UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 21, 2017

SUNSET ISLAND GROUP
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

333-214643	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

555 NORTH EL CAMINO REAL #A418

SAN CLEMENTE, CA 92672

(Address of principal executive offices) (zip code)

(424) 239-6230

(Registrant’s telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events

(1)	The Company is filing permits in Northern California for up to 22,000 square feet of greenhouse space to begin its growing operations. The 22,000 square feet is expected to be able to generate up to 4,000 pounds of medical cannabis per year. The price per pound is currently $1,000 to $1,750. The Company expects the first harvest to occur in July/August 2017.

(2)	The Company has completed the design of the label for its CBD/Hemp Dietary supplement and is expecting the website to be completed within the next 60 days.

(3)	The Company has completed a private label deal with its supplier that includes products such as CBD/Hemp Energy Shot and CBD/Hemp Pain Reliving Cream. Pursuant to the deal, the supplier will produce, label, box the products and ship finished products to the Company. This alleviates the need for the Company to acquire equipment to manufacture the product and allows the Company to produce products in any necessary quantity that is required.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunset Island Group

Dated: March 21, 2017	By:	/s/ Valerie Baugher
	Name:	Valerie Baugher
	Title:	President

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